NET LEASE AGREEMENT


     THIS LEASE, made and entered into effective as of the 8 day of May, 2000, by and among AEI Real Estate Fund XV Limited
Partnership ("Fund XV"), AEI Real Estate Fund XVII Limited Partnership ("Fund XVII"), AEI Income & Growth Fund XXII Limited Partnership ("Fund XXII"), and AEI Net Lease Income & Growth Fund XIX Limited Partnership ("Fund XIX"), whose principal business address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 (hereinafter collectively referred to as "Lessor"), and Razzoo's, Inc., a Texas corporation (hereinafter referred to as "Lessee"), whose principal business address is 15950 Dallas Parkway, Suite 785, Dallas, TX 75248.

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property located at Austin, Texas, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

     WHEREAS, Lessee will be constructing the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS,  Lessee  desires to lease said  real  property  and
Building   (said   real   property   and   Building   hereinafter
collectively referred to as the "Leased Premises"), from Lessor upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the Rents (defined below), terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, Lessor does hereby grant, demise, lease, and let unto Lessee, and Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

ARTICLE 1.     LEASED PREMISES

     Lessor hereby leases to Lessee, and Lessee leases and takes from Lessor, the Leased Premises subject to the conditions of this Lease.

ARTICLE 2.     TERM

     (A) The term of this Lease ("Term") shall be Fifteen (15) consecutive "Lease Years", as hereinafter defined, commencing on May 8, 2000 ("Occupancy Date"), plus the period between the date hereof and the end of the month in which the First Amendment hereto is executed as contemplated under the Development Financing Agreement described in Article 34 hereof. This Lease may be renewed and extended pursuant to the provisions hereof and the Term shall be deemed to include any Renewal Term(s) (defined below) so exercised.

     (B) The first "Lease Year" of the Term shall be for a period of twelve (l2) consecutive calendar months from the Occupancy Date, plus the period between the date hereof and the end of the month in which the First Amendment hereto is executed as contemplated under the Development Financing Agreement described in Article 34 hereof. Each Lease Year after the first Lease Year shall be a successive period of twelve (l2) full calendar months.

     (C) The parties agree that once the Occupancy Date has been established, or upon the request of either party, a short form or memorandum of this Lease will be executed for recording purposes. That short form or memorandum of this Lease will set forth the actual occupancy and termination dates of the Term and optional Renewal Terms, as defined in Article 28 hereof, and the existence of any right of renewal or first option to purchase, and that said right(s) shall terminate when the Lessee shall lose right to possession or this Lease is terminated, whichever occurs first. The provisions of this Lease shall control, however, in regard to any omissions from such memorandum of lease or any provisions hereof which may be in conflict with the memorandum of lease.

ARTICLE 3.  CONSTRUCTION OF IMPROVEMENTS

     (A) Lessee warrants and agrees that the Building will be constructed on the Leased Premises, and all other improvements to the land, including the parking lot, approaches, and service areas, will be constructed in all material respects by Lessee substantially in accordance with the plot, plans, and specifications heretofore submitted to Lessor.

     (B) Lessee warrants that the Building and all other improvements to the land contemplated will during and upon completion of construction and at all times during Lessee's occupancy of the Leased Premises shall comply with the laws, ordinances, rules, and regulations of all state and local governments.

     (C) Lessee agrees to pay, if not already paid in full, for all architectural fees and actual construction costs relating to the Building and other related improvements on the Leased Premises, in the past, present or future, which shall include, but not be limited to, plans and specifications, general construction, carpentry, electrical, plumbing, heating, ventilating, air conditioning, decorating, equipment installation, outside lighting, curbing, landscaping, blacktopping, electrical sign hookup, conduit and wiring from building, fencing, and parking curbs, builder's risk insurance (naming Lessor, Lessee, and contractor as co-insured), and all construction bonds for improvements made by or at the direction of Lessee.

     (D) Opening for business in the Leased Premises by Lessee shall constitute an acceptance of the Leased Premises and an acknowledgment by Lessee that the Leased Premises are in the condition described under this Lease.

ARTICLE 4.  RENT PAYMENTS

(A) Annual Rent Payable for the part of the first Lease Year until execution of the First Amendment hereto or adjusted as contemplated under the Development Financing Agreement:

       Lessee shall pay to Lessor an annual Base Rent of $115,600.00, which amount shall be payable in advance on the first day of each month in equal monthly installments of $2,119.33 to Lessor Fund XV, $1,637.67 to Fund XVII, $1,252.33 to
Fund XIX, and $4,624 to Fund XXII. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

(B)   Annual Rent Payable beginning in the third full Lease  Year
(after   the   execution  of  the  First  Amendment   hereto   as
contemplated under the Development Financing Agreement) and each Lease Year thereafter:

     In the third and each Lease Year thereafter, the annual Base
Rent due and payable shall increase by an amount equal to One
Percent (1%) of the Base Rent payable for the immediately prior
Lease Year.

(C)  Percentage Rent

      Commencing with the Fourth (4th) full Lease Year, and for each subsequent Lease Year, Lessee shall also pay within 90 days after the end of such Lease Year annually, as Percentage Rent, an amount equal to Two percent (2.0%) of the amount, if any, by which Gross Receipts (defined below) for such Lease Year exceed the average of the Gross Receipts of the first three full Lease Years (commencing as of the beginning of the first full month of the first full Lease Year commencing at the date of the First Amendment to Lease contemplated in Article 34 herein).

(D)     Provision of Financial Statements.

     Lessee shall also provide financial statements (certified as true and correct by an appropriate officer of the Lessee) to support Lessee's calculation of such Percentage Rent due, if any. If Lessee shall fail to provide the financial statements as required by Lessor for the purposes of calculating Percentage Rent for a prior Lease Year, Lessor may make a good faith estimate  of  the  same and that estimate  shall  be  binding  on
Lessee. When the required financial statements are provided to Lessor, Lessor shall adjust such estimated increases within a reasonable time thereafter. However, until such adjustment has been made, Lessee shall continue to be obligated to pay the estimated Percentage Rent and Base Rent. If any required financial statements reflect that the calculation or estimate of Percentage Rent and/or Base Rent has been understated, Lessor shall give notice of the understatement to Lessee. Within five
(5) days after Lessor gives such notice, Lessee shall pay the correct Rent amounts and arrearage.

(E)     Overdue Payments.

     Lessee shall pay interest on all overdue payments of Rent or other monetary amounts due hereunder at the rate of twelve percent (12%) per annum or the highest rate allowed by law, whichever is less, accruing from the expiration of the applicable notice and cure period after the date such Rent or other monetary amounts were properly due and payable.

(F)     Gross Receipts.

    "Gross Receipts" as used herein is hereby defined to mean gross sales of Lessee, or any assignee or sublessee of Lessee, and of all licensees, concessionaires, from all business conducted upon or from the Leased Premises, whether such business be conducted by Lessee or by licensees, concessionaires, or tenants of Lessee and whether such sales be evidenced by check, credit, charge account, exchange, or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, services, foods, etc., performed on or at the Leased Premises, whether such orders be filled from the Leased Premises or elsewhere, whether such sales be by means of food, services, or other vending devices, in the Leased Premises. Gross Receipts shall not include sales for which cash has been refunded, or allowances made on food or services claimed to be defective or unsatisfactory. Gross Receipts shall not include promotional discounts whether coupons or otherwise, nor the value or cost of meals provided to employees or meals provided to others for promotional purposes from whom no payment is received. Gross Receipts shall not include the amount of any sales, use, or gross receipts tax imposed by any federal, state, municipal, or governmental authority directly on sales and collected from customers. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Receipts in any event whatsoever. Additionally, Gross Receipts shall not include (i) tips paid to employees; (ii) bad debts charged off by Lessee, (iii) delivery charges, if applicable, (iv) any penalties or charges imposed by Lessee on its customers for returns of checks, (v) interest, service or sales carrying charges, or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the sales price, (vi) returns to suppliers for credit, and (vii) sums and claims received in settlement of claims for loss or damage to supplies.

(G)  Audit Rights.

    Proper  annual  and quarterly statements,  as  set  forth  in
Article 26, shall be prepared and certified by Lessee to Lessor in conjunction with such Gross Receipts. Lessor may, at its option, cause an audit to be made of Lessee's business affairs and records relating to the Leased Premises for the period covered by any such statements issued by Lessee; provided such audit is conducted pursuant to the following terms and conditions: (a) Lessor may audit only Lessee's non-consolidated books and records, (b) such audit must be conducted by Lessor's employees or an independent nationally recognized accounting firm that is not being compensated by Lessor on a contingency fee basis; (c) such audit must be commenced within six (6) months after Lessee delivers to Lessor Lessee's annual accounting of Gross Receipts and once commenced, such audit shall be completed in a diligent and expeditious manner; (d) Lessor shall supply Lessee with a copy of the result of the audit within thirty (30) days after Lessor's receipt of same; (e) no audit shall be conducted if Lessor has previously conducted an audit for the same time period; (f) such audit shall be conducted during normal business hours, at a mutually agreed upon time, at Lessee's main accounting office; (g) such audit shall be at Lessor's sole cost and expense and any costs or expenses incurred by Lessee in providing Lessor with the information required to perform such audit, including, but not limited to, copying costs and delivery fees shall be paid by Lessor to Lessee upon demand; and, (h) any information obtained by Lessor as a result of such audit shall be held in strict confidence by Lessor and shall not be disseminated further except to Lessor's accountants, attorneys and lenders. As used herein the term "non-consolidated" shall mean only such of Lessee's books and records as reflect its sales solely at the Leased Premises. Notwithstanding any provision of this Lease, Lessor shall have no right under any circumstances or pursuant to any provisions of this Lease to inspect or audit any of Lessee's operations at any other location. Lessor shall not have the right to audit Lessee's records more than once per Lease Year. Once audited, a Lease Year may not again be audited. Notwithstanding anything in the foregoing to the contrary, Lessee shall have the right, to be exercised, if at all, within thirty
(30) days after Lessee's receipt of the audit report, to contest such audit report, and in such case Lessor and Lessee shall work together to resolve such differences (and Lessor's auditor's report shall not be binding and conclusive upon Lessee until such differences are resolved [if Lessee exercises such rights]). Lessee shall maintain its books and records for at least three years from the end of any Lease Year. If such audit shall disclose a liability for Rent to the extent of three percent (3%) or more in excess of the Rents theretofore computed and paid by Lessee for such period, Lessee shall pay for the cost of any such audit. Lessee shall also pay interest on the amount of such liability at the lesser of the rate of twelve percent (12%) per annum or the highest rate allowed by law accruing from the date said liability would have been due and properly paid by Lessee hereunder.

(H) If Lessee shall cease or suspend operation in violation of this Lease, resulting in operation for less than a full Lease Year, Gross Receipts for the partial Lease Year shall be annualized for purposes of calculating Percentage Rent due and payable for such partial Lease Year.

ARTICLE 5. INSURANCE AND INDEMNITY

     (A) Lessee shall, throughout the Term or Renewal Terms, if any, of this Lease, at its own cost and expense, procure and maintain insurance which covers the Leased Premises and improvements against fire, wind, and storm damage (including flood insurance if the Leased Premises is in a federally designated flood prone area) and such other risks (including earthquake insurance, if the Leased Premises is located in a federally designated earthquake zone or in an ISO high risk earthquake zone) as may be included in the broadest form of all risk, extended coverage insurance as may, from time to time, be available in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In any event, the insurance shall not be less than one hundred percent (100%) of the then insurable value, with such commercially reasonable deductibles as Lessor may reasonably require from time to time. Additionally, replacement cost endorsements, vandalism endorsement, malicious mischief endorsement, waiver of subrogation endorsement, waiver of co-insurance or agreed amount endorsement (if available), and Building Ordinance Compliance endorsement and Rent loss endorsements (for a period of twelve months) must be obtained.

     (B) Lessee agrees to place and maintain throughout the Term or Renewal Terms, if any, of this Lease, at Lessee's own expense, public liability insurance with respect to Lessee's use and occupancy of said Leased Premises, including "Dram Shop" or liquor liability insurance, if the same shall be or become available in the State of Texas, with initial limits of at least $2,000,000 per occurrence/$5,000,000 general aggregate (inclusive of umbrella coverage), or such additional amounts as Lessor shall reasonably require from time to time.

     (C) Lessee agrees to notify Lessor in writing if Lessee is unable to procure all or some part of the aforesaid insurance. In the event Lessee fails to provide all insurance required under this Lease, Lessor shall have the right, but not the obligation, to procure such insurance on Lessee's behalf, following five (5) business days written notice to Lessee of Lessor's intent to do so (unless insurance then in place would during such period, or already has, lapsed, in which case no notice need be given) and Lessee may obtain such insurance during said five day period and not then be in default hereunder. If Lessor shall obtain such insurance, Lessee will then, within five (5) business days from receiving written notice, pay Lessor the amount of the premiums due or paid, together with interest thereon at the lesser of 12% per annum or the highest rate allowable by law, which amount shall be considered Rent payable by Lessee in addition to the Rent payable pursuant to Article 4 hereof.

     (D) All policies of insurance provided for or contemplated by this Article may be satisfied under Lessee's blanket insurance coverage. All policies required hereunder shall name Lessor, Lessor's corporate general partners, and Lessor's individual General Partner, Robert P. Johnson, and Lessee as additional insured and loss payee, as their respective may appear, and shall provide that the policies cannot be canceled, terminated, changed, or modified without thirty (30) days written notice to the parties. In addition, all of such policies shall be in place on or before the Occupancy Date and contain endorsements by the respective insurance companies waiving (to the extent allowed by applicable law) all rights of subrogation, if any, against Lessor. All insurance companies providing coverages must be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published. Lessee shall maintain legible copies of any and all policies and endorsements required herein, to be made available for Lessor's review and photocopy upon Lessor's reasonable request from time to time. On the Occupancy Date and no less than fifteen (15) business days prior to expiration of such policies, Lessee shall provide Lessor with legible copies of any and all renewal certificates of insurance reflecting the above terms of the Policies (including endorsements). Lessee agrees that it will not settle any property insurance claims affecting the Leased Premises in excess of $100,000 without Lessor's prior written consent, such consent not to be unreasonably withheld or delayed. Lessor shall consent to any settlement of an insurance claim wherein Lessee shall confirm in writing with evidence reasonably satisfactory to Lessor that Lessee has sufficient funds available to complete the rebuilding of the Leased Premises.

     (E) Lessee shall defend, indemnify, and hold Lessor harmless against any and all claims, damages, and lawsuits arising after the Occupancy Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises, unless such damage or injury results from the intentional misconduct or the gross negligence of Lessor and Lessee agrees to save Lessor harmless from, and indemnify Lessor against, any and all injury, loss, or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission, or negligence of Lessee or any employee or agent of Lessee acting in such capacity. In addition, Lessee hereby releases Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, unless such fire or other casualty shall be brought about by the intentional misconduct or gross negligence of Lessor. In the event of any loss, damage, or injury caused by the joint negligence or willful misconduct of Lessor and Lessee, they shall be liable therefor in accordance with their respective degrees of fault.

     (F) Lessor hereby waives any and all rights that it may have to recover from Lessee damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessee; provided, however, that this waiver is limited to those losses for which Lessor is compensated by its insurers, if the insurance required by this Lease is maintained. Lessee hereby waives any and all right that it may have to recover from Lessor damages for any loss occurring to the Leased Premises by reason of any act or omission of Lessor; provided, however, that this waiver is limited to those losses for which Lessee is, or should be if the insurance required herein is maintained, compensated by its insurers.

ARTICLE 6.  TAXES, ASSESSMENTS AND UTILITIES

(A) Lessee shall be liable and agrees to pay before delinquency all charges for all public utility services rendered or furnished to the Leased Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like ("Utility Charges");

(B) Lessee shall pay all personal property taxes attributable to its personalty on the Leased Premises, all real estate taxes, special assessments, and municipal or other governmental impositions, duties, and charges, general, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed, or assessed against the Leased Premises, or upon any improvements thereon, at any time after the Occupancy Date of this Lease for the period prior to the expiration of the Term hereof, or any Renewal Term, if exercised, or which shall or may, during the Term of this Lease, be charged, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Leased Premises or any part thereof ("Taxes"). Such payments shall be considered as Rent paid by Lessee in addition to the Rent defined at Article 4 hereof. Nothing contained in this Lease, however, shall be deemed or construed to include within
     Taxes: (i) any transfer, documentary or stamp tax; (ii) any tax upon the income, profits or business of Lessor (other than any sales or other such tax that may be imposed on the Rent itself or any additional rent); (iii) any personal property taxes, capital levy, or franchise taxes which are imposed on any propertyOwned by lessor other than the Leased Premises; or (iv) payroll taxes, inheritance or estate taxesImposed on Lessor even though such taxes may become a lien against the Leased Premises; provided, however, if due to a change in the method of taxation, a franchise tax, Rent tax, or income or profit tax shall be levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such tax shall be deemed a real estate tax for the purposes herein and shall be paid by Lessee; otherwise Lessee shall not be liable for any such tax levied against Lessor. Lessee shall make any payments of Taxes on or before the later of (i) the due date thereof or (ii) thirty (30) days after Lessor provides Lessee with a copy of the tax bill therefor (if sent directly to Lessor by the taxing authority). Lessor shall be responsible for any interest or penalties caused by its delay in forwarding any tax bills to Lessee. The Leased Premises shall be separately assessed and a tax bill issued to Lessee separate from any other property if permitted under applicable law. Lessor and Lessee shall cooperate in providing to the taxing authority all necessary documentation to request that such tax bill be issued directly to Lessee.

(C) All Taxes which shall become payable for the first and last tax years of the Term hereof shall be apportioned pro rata between Lessor and Lessee in accordance with the respective number of months during which each party shall be in possession of the Leased Premises (or through the expiration of the Term hereof, if longer) in said respective tax years. Lessee shall pay within 60 days of the expiration of the Term hereof Lessor's reasonable estimate of Lessee's pro-rata share of real estate taxes for the last tax year of the Term hereof, based upon the last available tax bill. Lessor shall give Lessee notice of such estimated pro-rata real estate taxes no later than 75 days prior to the end of the Term hereof. Upon receipt of the actual statement of real estate taxes for such prorated period, Lessor shall either refund to Lessee any over payment of the pro-rata Lessee obligation, or shall assess and Lessee shall pay promptly upon notice any remaining portion of the Lessee's pro-rata obligation for such real estate taxes.

(D) Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Lessee's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding Lessee shall pay (under protest) such tax or assessments for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Lessee shall post with Lessor alternative security reasonably satisfactory to Lessor. All such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation, or discharge, Lessee shall pay the amount that shall be finally levied or assessed against the Leased Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, if Lessee has paid the expense of Lessor in such proceedings, Lessee shall be entitled to receive and retain the refund, subject, however, to apportionment as provided during the first and last years of the Term of this Lease. If any general or special assessment is assessed against the Leased Premises, Lessor shall elect to pay the assessment in installments over the longest period of time allowed by applicable law, and only those installments (or partial installments) attributable to the Term of this Lease shall be considered in determining Lessee's tax liability for such assessment.

(E) Lessor, within sixty (60) days after notice to Lessee if Lessee fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at Lessor's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Lessee, and unless Lessee shall promptly join with Lessor in such contest or review, Lessor shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

(F) Lessor shall not be required to join in any proceeding referred to in this Article, unless in Lessee's reasonable opinion, the provisions of any law, rule, or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of Lessor, in which event Lessor shall upon written request, join in such proceedings or permit the same to be brought in its name, all at no cost or expense to Lessor.

(G)  In  the  event Lessee fails to pay such taxes, within thirty
     (30) days after Lessor notifies Lessee in writing that Lessor has paid such amount, Lessee shall also pay to Lessor, as additional Rent, the amount of any sales tax, franchise tax, excise tax, on Rents imposed by the State where the Leased Premises are located. At Lessor's option, Lessee shall deposit with Lessor on the first day of each and every month during the Term hereof, an amount equal to one-twelfth (1/12) of any estimated sales tax payable to the State in which the property is situated for Rent received by Lessor hereunder ("Deposit"). From time to time out of such Deposit Lessor will pay the sales tax to the State in which the property is situated as required by law. In the event the Deposit on hand shall not be sufficient to pay said tax when the same shall become due from time to time, or the prior payments shall be less than the current estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such Deposit shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure such default, in such order and manner as Lessor may elect.

(H) Lessor shall provide Lessee with a copy of any increased tax assessment within thirty (30) days of its receipt. Lessee shall have the right to contest any assessment or the validity of any tax, provided that Lessee shall indemnify, defend and hold Lessor and the Leased Premises harmless from any cost, expense, liability, lien or damage arising out of such contest.

ARTICLE 7. PROHIBITION ON ASSIGNMENTS AND SUBLETTING;  TAKE-BACK
           RIGHTS

(A) Except as otherwise expressly provided in this Article, Lessee shall not:

1. assign or otherwise transfer this Lease, or any part of Lessee's right, title or interest therein, except in the event the Lease is assigned by Lessee to a successor publicly held entity in the event of a public offering of Lessee's capital stock or to any other entity controlled by or under common control with Lessee or such successor of Lessee, provided Lessee shall not be released from liability hereunder and Lessee and Guarantor shall confirm in writing their continuing liability hereunder; or

2. sublet all or any part of the Leased Premises or allow all or any part of the Leased Premises to be used or occupied by any other Persons (herein defined as a Party other than Lessee, whether a corporation, a partnership, an individual, or other entity); or

3. mortgage, pledge or otherwise encumber this Lease, or the Leased Premises.

(B)  For the purposes of this Article:

1. the transfer of voting control of any class of capital stock of any corporate Lessee or sublessee, or the transfer of voting control of the total interest in any other person which is a Lessee or sublessee, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be;

2. an agreement by any other Person, directly or indirectly, to assume Lessee's obligations under this Lease shall be deemed an assignment;

3. any Person to whom Lessee's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article;

4. each material modification, amendment or extension of any sublease to which Lessor has previously consented shall be deemed a new sublease;

Lessee agrees to furnish to Lessor, within five (5) business days following demand at any time, such information and assurances as Lessor may reasonably request that neither Lessee, nor any previously permitted sublessee or assignee, has violated the provisions of this Article.

(C) Except as permitted under Section (A)(1) above, if Lessee agrees to assign this Lease or to sublet all or any portion of the Leased Premises, Lessee shall, prior to the effective date thereof (the "Effective Date"), deliver to Lessor executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or sublessee, as applicable. If Lessee shall fail to comply with the terms hereof, and shall have surrendered possession of the Leased Premises in violation of its duty of prior notice and failed to obtain Lessor's prior consent (if and where required herein), and, if in such event, Lessor in its sole discretion (except as otherwise specifically limited herein) shall not consent to a proposed sublease or assignment, Lessor shall then have all of the following rights (in addition to any rights Lessor may possess occasioned by Lessee's default hereunder), any of which Lessor may exercise by written notice to Lessee given within thirty (30) days after Lessor receives the aforementioned documents or becomes aware of Lessee's failure to comply with the terms hereof:

1. with respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Expiration Date of this Lease;

2.    with respect to a proposed subletting of the entire  Leased
Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date; or

3. with respect to a proposed subletting of less than the entire Leased Premises, the right to terminate this Lease as to the portion of the Leased Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Lessee shall promptly execute and deliver to Lessor an appropriate modification of this Lease in form satisfactory to Lessor in all respects.

4. with respect to a proposed subletting or proposed assignment of this Lease, impose such conditions upon Lessor's consent as Lessor shall determine in its sole discretion.


(D) If Lessor exercises any of its options under Article 7(C) above, (or if Lessor shall impose conditions upon its consent and Lessee shall fail to meet any conditions Lessor may impose upon its consent), Lessor may then lease the Leased Premises or any portion thereof to Lessee's proposed assignee or sublessee, as the case may be, without liability whatsoever to Lessee.

(E) Notwithstanding anything above to the contrary, Lessor agrees to consent to any assignment or sublease of all or any portion of the Lessee's interests herein, provided Lessee passes the Lessee Net Worth Test as defined below and Lessor is given prior written notice of Lessee's intent to enter into such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consents of Lessee and any guarantor of this Lease (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming their continuing liability hereunder. Such proposed assignnee shall pass the Lessee Net Worth Test if (a) the net worth of the proposed assignee or sublessee (determined in accordance with GAAP) at the time of such proposed assignment or sublet equals or exceeds the net worth, similarly determined, for Lessee as of the effective date of this Lease or at the time of such proposed assignment, whichever is greater, or (b) such proposed assignee or sublessee has at least 5 similar type restaurants under management and has had such restaurants operating profitably for at least 5 years prior to the date of such proposed assignment or sublease hereof.

(F) Separately, Lessor agrees that its consent to any other proposed assignment or sublet shall not be unreasonably withheld or delayed, provided Lessor is given prior written notice of Lessee's intent to enter into such sublease or assignment, accompanied by a copy of such sublease or assignment, and the consents of Lessee and Guarantor (such consent to be in form and substance satisfactory to Lessor) to such assignment or sublet, affirming their continuing liability hereunder, and the proposed assignee or sublessee meets Lessor's then current standards ("Tenant Standards") for new tenants in leasing agreements for similar properties entered into by Lessor, such standards to include but not be limited to such tenant's creditworthiness, business experience, and reputation, consistently applied. Lessee shall provide Lessor with reasonable evidence of such proposed assignee's or sublessee's creditworthiness, business experience, and reputation. If Lessor shall reasonably determine that such proposed assignee or sublessee does not meet Lessor's then current Tenant Standards, Lessor may withhold its consent to such proposed assignment or sublet in Lessor's sole and absolute discretion.

(G) Notwithstanding anything above to the contrary, Lessee's interest herein shall not be assignable in any manner in accordance with the terms hereof unless and until the termination of the Development Financing Agreement as set forth in Article 35 hereof.

ARTICLE 8.  REPAIRS AND MAINTENANCE

     (A) Subject to the provisions of Articles 12 and 15 hereof, Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the Leased Premises during the Term of the Lease, or any Renewal Terms, and further agrees that Lessor shall be under no obligation to make any repairs or perform any maintenance to the Leased Premises. Lessee covenants and agrees that it shall be responsible for all repairs, alterations, replacements, or maintenance of, including but without limitation to or of: The interior and exterior portions of all doors; door checks and operators; windows; plate glass; plumbing; water and sewage facilities; fixtures; electrical equipment; interior walls; ceilings; signs; roof; structure; interior building appliances and similar equipment; heating and air conditioning equipment; and any equipment owned by Lessor and leased to Lessee hereunder, as itemized on Exhibit B attached hereto (if any) and incorporated herein by reference; and further agrees to replace any of said equipment when necessary. Lessee further agrees to be responsible for, at its own expense, snow removal, lawn maintenance, landscaping, maintenance of the parking lot (including parking lines, seal coating, and blacktop surfacing), and other similar items.

     (B) If Lessee refuses or neglects to commence or complete repairs promptly and adequately, after prior written notice as required under Article 16(B) (except in cases of emergency to prevent waste or preserve the safety and integrity of the Leased Premises, in which case no notice need be given), Lessor may cause such repairs to be made, but shall not be required to do so, and Lessee shall pay the cost thereof to Lessor within five
(5) business days following demand. It is understood that Lessee shall pay all expenses and maintenance and repair during the Term of this Lease. If Lessee is not then in default hereunder, Lessee shall have the right to make repairs and improvements to the Leased Premises without the consent of Lessor if such repairs and improvements do not exceed One Hundred Thousand Dollars ($100,000.00), provided such repairs or improvements do not affect the structural integrity of the Leased Premises. Any repairs or improvements in excess of One Hundred Thousand Dollars ($100,000.00) or affecting the structural integrity of the Leased Premises may be done only with the prior written consent of Lessor, such consent not to be unreasonably withheld or delayed. All alterations and additions to the Leased Premises shall be made in accordance with all applicable laws and shall remain for the benefit of Lessor, except for Lessee's moveable trade fixtures. In the event of making such alterations as herein provided, Lessee further agrees to indemnify and save harmless Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises which may arise out of or result from the undertaking or making of said repairs, improvements, alterations or additions, or Lessee's failure to make said repairs, improvements, alterations or additions.

ARTICLE 9.  COMPLIANCE WITH LAWS AND REGULATIONS

     Lessee will comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable Board of Fire Underwriters which affect the use of the improvements. Lessee will comply with all easements, restrictions, and covenants of record against or affecting the Leased Premises and any franchise or license agreements required for operation of the Leased Premises in accordance with Article 14 hereof.

ARTICLE 10.  SIGNS

     Lessee shall have the right to install and maintain on the Building and elsewhere on the Leased Premises a sign or signs advertising Lessee's business (including, without limitation, pylon and/or monument signs), provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

ARTICLE 11.  SUBORDINATION

     (A) Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the Leased Premises and on the land and buildings of which said Leased Premises are a part, or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement, which shall provide, inter alia, that Lessee shall remain in possession of the Leased Premises and be afforded all the rights granted to Lessee hereunder provided Lessee is not in default hereunder. Lessor also reserves the right and privilege to subject and subordinate this Lease at all times to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations, and replacements thereof, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement, which shall provide, inter alia, that Lessee shall remain in possession of the Leased Premises and be afforded all the rights granted to Lessee hereunder provided Lessee is not in default hereunder.

(B) Lessee covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any proposed mortgagee or proposed mortgagees, provided such mortgagee shall execute its standard form, commercially reasonable subordination, attornment and non-disturbance agreement. If Lessor defaults in making payment under any mortgage or deed of trust encumbering all or any part of the Leased Premises, or if Lessor is in breach or in default of any such mortgage or deed of trust in any respect, and the holder thereof shall have declared a default thereunder, Lessee shall have the right, but not the duty, after written notice to Lessor, to make all payments of Rent and other charges thereafter becoming due under this Lease to the mortgagee or beneficiary thereunder in lieu of Lessor, and payments so made shall discharge the obligation of Lessee hereunder with respect to such payments.

ARTICLE l2.  CONDEMNATION OR EMINENT DOMAIN

(A) If the whole of the Leased Premises are taken by any public authority under the power of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate upon the date possession is surrendered, and Rent shall be paid up to that day. If any part of the Leased Premises shall be so taken as to render the remainder thereof materially unusable in the opinion of a licensed third party arbitrator reasonably approved by Lessor and Lessee, for the purposes for which the Leased Premises were leased, then Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the Rent shall, if and as necessary, be paid up to the day that possession was surrendered.

(B)   If  any part of the Leased Premises shall be so taken  such that  it  does  not  materially interfere with  the  business  of
Lessee, then Lessee shall, with the use of the condemnation proceeds to be made available by Lessor, but otherwise at
Lessee's own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased. Lessee shall make all repairs to the building on the Leased Premises to the extent necessary to constitute the building a complete architectural unit. Provided, however, that such work shall not exceed the scope of the work required to be done by Lessee in originally constructing such building unless Lessee shall demonstrate to Lessor's reasonable satisfaction the availability of funds to complete such work. Provided, further, the cost thereof to Lessor shall not exceed the proceeds of its condemnation award, all to be done without any adjustments in Rent to be paid by Lessee. This lease shall be deemed amended to reflect the taking in the legal description of the Leased Premises.

(C) Termination of this Lease because of condemnation shall be without prejudice to the rights of either Lessor or Lessee to recover from the condemning authority compensation and damages for the injury or loss sustained by them as a result of the taking. All compensation awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of Lessor without any participation by Lessee, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such proceedings for: Loss of business; damage to or loss of value or cost of removal of inventory, trade fixtures, furniture, and other personal property belonging to Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any fee mortgagee.

ARTICLE 13.  RIGHT TO INSPECT

     Lessor reserves the right to enter upon, inspect and examine the Leased Premises at any time during Lessee's normal business hours, after reasonable notice to Lessee, and Lessee agrees to allow Lessor free access to the Leased Premises to show the Leased Premises to any prospective purchaser or mortgagee. If requested by Lessee, such entry by Lessor shall be under the supervision of Lessee. Lessor shall not interfere with or create a hazard to Lessee's normal business operations during such entry. Upon default by Lessee (after the expiration of any applicable notice and cure periods provided for herein) or at any time within ninety (90) days of the expiration or termination of the Lease, Lessee agrees to allow Lessor to then place "For Sale" or "For Rent" signs on the Leased Premises. Lessor and Lessor's representatives shall at all times while upon or about the Leased Premises observe and comply with Lessee's reasonable health and safety rules, regulations, policies and procedures. Lessor agrees to indemnify and hold Lessee, its successors, assigns, agents and employees from and against any liability, claims, demands, cause of action, suits and other litigation or judgements of every kind and character, including injury to or death of any person or persons, or trespass to, or damage to, or loss or destruction of, any property, whether real or personal, to the extent resulting from the negligence or willful misconduct or Lessor or Lessor's representatives while upon or about the Leased Premises.

ARTICLE 14.  EXCLUSIVE USE

     After the Occupancy Date, Lessee expressly agrees and warrants that the Leased Premises will be used exclusively as a Razzoo's Restaurant or any other casual dining sit-down restaurant. In any other such case, after obtaining Lessor's prior written consent, such consent not to be unreasonably withheld or delayed, Lessee may conduct any lawful business from the Leased Premises. Lessee acknowledges and agrees that any other use without the prior written consent of Lessor will constitute a default under and a violation and breach of this Lease. If Lessee should cease business operations at the Leased Premises, Lessee shall continue to abide by all terms of this Lease and shall continue to pay Base Rent according the to the terms hereof (including scheduled rental increases in Article 4 and any renewal term(s)), and shall continue to pay annually the same amount of annual percentage rent that may have been payable, if any, for the last full Lease Year of operation prior to such cessation of business operations at the Leased Premises.

ARTICLE 15.  DESTRUCTION OF PREMISES

     If, during the Term of this Lease, the Leased Premises are totally or partially destroyed by fire or other elements, within a reasonable time (but in no event longer than one hundred eighty
(180) days after such damage or destruction and subject to the provisions herein below), Lessee shall repair and restore the improvements so damaged or destroyed as nearly as may be practical to their condition immediately prior to such casualty. All rents payable by Lessee shall be abated during the period of repair and restoration to the extent that Lessor shall be compensated by the proceeds of the rent loss insurance required to be maintained by Lessee hereunder.

     Provided Lessee is not in default hereunder (and retains according to the terms hereof the right to rebuild) with the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, Lessee shall have the right to promptly and in good faith settle and adjust any claim under such insurance policies with the insurance company or companies on the amounts to be paid upon the loss. The insurance proceeds shall be used to reimburse Lessee for the cost of rebuilding or restoration of the Leased Premises. Risk that the insurance company shall be insolvent or shall refuse to make insurance proceeds available shall be with Lessee. The Leased Premises shall be so restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If the insurance proceeds are less than One Hundred Thousand Dollars ($100,000), they shall be paid to Lessee for such repair and restoration. If the insurance proceeds are greater than or equal to One Hundred Thousand Dollars ($100,000), they shall be deposited by Lessee and Lessor into a customary construction escrow at a nationally recognized title insurance company, or at Lessee's option, with Lessor ("Escrowee") and shall be made available from time to time to Lessee for such repair and restoration. Such proceeds shall be disbursed in conformity with the terms and conditions of a commercially reasonable construction loan agreement. Lessee shall, in either instance, deliver to Lessor or Escrowee (as the case may be) satisfactory evidence of the estimated cost of completion together with such architect's certificates, waivers of lien, contractor's sworn statements and other evidence of cost and of payments as the Lessor or Escrowee may reasonably require and approve. If the estimated cost of the work exceeds One Hundred Thousand Dollars ($100,000), all plans and specifications for such rebuilding or restoration shall be subject to the reasonable approval of Lessor.

     Any insurance proceeds remaining with Escrowee after the completion of the repair or restoration shall be paid to Lessor.

     If the proceeds from the insurance are insufficient, after review of the bids for completion of such improvements, or should become insufficient during the course of construction, to pay for the total cost of repair or restoration, Lessee shall, prior to commencement of work, demonstrate to Escrowee and Lessor's reasonable satisfaction, the availability of such funds necessary to complete construction and Lessee shall deposit the same with Escrowee for disbursement under the construction escrow agreement.

     Provided, further, that should the Leased Premises be damaged or destroyed to the extent of fifty (50%) percent of its value or such that Lessee cannot carry on business as a casual dining restaurant without (in the opinion of a licensed third party architect reasonably approved by Lessor and Lessee) being closed for more than sixty (60) days (which duration of closure may be established by Lessee by the affidavit of the approved independent third party architect as to the estimated time of repair) during the last three (3) years of the remaining Term of this Lease or any of the option terms of this Lease, if any further options to renew remain, Lessee may elect within 30 days of such damage, to then exercise at least one (1) option to renew this Lease so that the remaining Term of the Lease is not less than five (5) years in order to be entitled to such insurance proceeds for restoration or rebuilding. Absent such election, this Lease shall terminate upon Lessor's receipt of insurance proceeds (and the deductible thereunder) payable under policies maintained pursuant to this Lease.




ARTICLE 16.  ACTS OF DEFAULT

     Each of the following shall be deemed a default by Lessee and a breach of this Lease:

          (A) Failure to pay the Rent or any monetary obligation herein reserved, or any part thereof when the same shall be due and payable, provided, however, Lessee shall have five (5) business days after written notice from Lessor within which to cure the failure to pay the Rent or any monetary obligation herein reserved.

          (B) Failure to do, observe, keep and perform any of the other terms, covenants, conditions, agreements and provisions in this Lease to be done, observed, kept and performed by Lessee; provided, however, that Lessee shall have Thirty (30) days after written notice from Lessor within which to cure such default, or such longer time as may be reasonably necessary if such default cannot reasonably be cured within Thirty (30) days, if Lessee is diligently pursuing a course of conduct that in Lessor's reasonable opinion is capable of curing such default, but in any event such longer time shall not exceed 120 days after written notice from Lessor of the default hereunder.

          (C) The abandonment of the Leased Premises by Lessee, the adjudication of Lessee as a bankrupt, the making by Lessee of a general assignment for the benefit of creditors, the taking by Lessee of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for Lessee property, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment; provided, however, that the foregoing shall not constitute events of default so long as Lessee continues to otherwise satisfy its obligations (including but not limited to the payment of Rent) hereunder.

ARTICLE 17.  TERMINATION FOR DEFAULT

     In the event of any uncured default by Lessee and at any time thereafter, Lessor may serve a written notice upon Lessee that Lessor elects to terminate this Lease. This Lease shall then terminate on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted, provided, however, that Lessee shall have continuing liability for future rents for the remainder of the original Term and any exercised Renewal Term as set forth in Article 19, notwithstanding any earlier termination of the Lease hereunder (except where Lessee has exercised a right to terminate where granted herein), preserving unto Lessor the benefit of its bargained-for rental payments.


ARTICLE 18.  LESSOR'S RIGHT OF RE-ENTRY

     In the event that this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event of an uncured default hereunder by Lessee, or in the event that the Leased Premises or any part thereof, shall be abandoned by Lessee and Rent shall not be paid or other obligations (including but not limited to repair and maintenance obligations) of Lessee hereunder shall not be met, then Lessor or its agents, servants or representatives, may immediately or at any time thereafter, re-enter and resume possession of the Leased Premises or any part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise without being liable for any damages therefor, except for damages resulting from Lessor's negligence or willful misconduct. Notwithstanding anything above to the contrary, if Lessee is still in possession of the Leased Premises, Lessor agrees to use such legal proceedings (summary or otherwise) prescribed by law to regain possession of the Leased Premises.

ARTICLE 19.  LESSEE'S CONTINUING LIABILITY

     (A) Should Lessor elect to re-enter as provided in this Lease or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor shall undertake commercially reasonable efforts to mitigate Lessee's continuing liability hereunder as such efforts may be prescribed by law or statute (which shall include listing the Leased Premises with a licensed commercial real estate broker and securing the property against waste, but shall not otherwise include the expenditure of Lessor's funds, unless the same be required by law or statute and cannot be waived as provided for herein), and in addition, Lessor may either (i) terminate this Lease or (ii) it may from time to time, without terminating the contractual obligation of Lessee to pay Rent under this Lease, make such alterations and repairs as may be necessary to relet the Leased Premises or any part thereof for the remainder of the original Term or any exercised Renewal Terms, at such Rent or Rents, and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Termination of Lessee's right to possession by Court Order shall be sufficient evidence of the termination of Lessee's possessory rights under this Lease, and the filing of such an Order shall be notice of the termination of Lessee's renewal rights as set forth in any Memorandum of Lease of record.

     (B) Upon each such reletting, without termination of the contractual obligation of Lessee to pay Rent under this Lease, all Rents received by Lessor shall be applied as follows:

          1. First, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor;

          2. Second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs;

          3. Third, to the payment of Rent and other monetary obligations due and unpaid hereunder;

          4. Finally, the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder.

If such Rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of such Leased Premises by Lessor shall be construed as an election on its part to terminate Lessee's contractual obligations under this Lease respecting the payment of rent and obligations for the costs of repair and maintenance unless a written notice of such intention be given to Lessee.

     (C) Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any uncured breach.

     (D) In addition to any other remedies Lessor may have with this Article 19, Lessor may recover from Lessee all damages it may incur by reason of any uncured breach, including: The cost of recovering and reletting the Leased Premises; reasonable attorney's fees; and, the present value (discounted at a rate of 8% per annum) of the excess of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over the then reasonable Rent value of the Leased Premises (or the actual Rents receivable by Lessor, if relet), (the Lessee bearing the burden of proof to demonstrate the amount of rental loss for the same period, that through reasonable efforts to mitigate damages, could have been avoided) for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor in full. In the event that the Rent obtained from such alternative or substitute tenant is more than the Rent which Lessee is obligated to pay under this Lease, then such excess shall be paid to Lessor provided that Lessor shall credit such excess against the outstanding obligations of Lessee due pursuant hereto, if any.

     (E) It is the object and purpose of this Article 19 that Lessor shall be kept whole and shall suffer no damage by way of non-payment of Rent or by way of diminution in Rent. Lessee waives and will waive all rights to trial by jury in any summary proceedings or in any action brought to recover Rent herein which may hereafter be instituted by Lessor against Lessee in respect to the Leased Premises. Lessee hereby waives any rights of re-entry it may have or any rights of redemption or rights to redeem this Lease upon a termination of this Lease.

ARTICLE 20.  PERSONALTY, FIXTURES AND EQUIPMENT

     (A) All building fixtures, building machinery, and building equipment used in connection with the operation of the Leased Premises including, but not limited to, heating, electrical wiring, lighting, ventilating, plumbing, walk-in refrigerators/coolers, walk-in freezers, air conditioning systems, and the equipment owned by Lessor and leased to Lessee hereunder as specifically set forth on Exhibit B attached hereto, if any, and incorporated herein by reference shall be the property of Lessor. All other trade fixtures and all other articles of personal property owned by Lessee shall remain the property of Lessee.

     (B) Lessee shall furnish and pay for any and all equipment, furniture, trade fixtures, and signs, except for such items, if any, described in Article 20(A) above, as owned by Lessor. Lessee agrees that Lessor shall have a lien on all Lessee's equipment, furniture, trade fixtures, furnishings, and signs as security for the performance of and compliance with this Lease, subject to the rights of any bona fide third party's security interest in such property. Provided Lessee is not in default hereunder, Lessor will agree that its interest in the personal property of Lessee will be subordinated to financing which may exist or which Lessee may cause to exist in the future on that same personal property.

     (C) At the end of the Term of this Lease, the property described at Article 20(B) above, after written notice to Lessor given at least ten (10) business days prior to any proposed removal, may be removed from the Leased Premises by Lessee regardless of whether or not such property is attached to the Leased Premises so as to constitute a "fixture" within the meaning of the law; however, all damages and repairs to the Leased Premises which may be caused by the removal of such property shall be paid for by Lessee.

ARTICLE 21.  LIENS

     Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to Lessee, Lessee shall remove the lien of record by payment or by bonding with a surety company authorized to do business in the state in which the property is located, within forty-five (45) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to Lessee. Should Lessee fail to take the foregoing steps within said forty-five (45) day period (or in any event, prior to the expiration of the time within which Lessee may bond over such lien to remove it as a lien upon the Leased Premises), Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and Lessee shall forthwith reimburse Lessor for the total expense incurred by it in discharging said lien as additional Rent hereunder.

ARTICLE 22.  NO WAIVER EXCEPT IN WRITING

     No agreement to accept a surrender of the Leased Premises or termination of this Lease shall be valid unless in writing signed by Lessor. The delivery of keys to any employee of Lessor or Lessor's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises. The failure of Lessor to seek redress for violation of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Neither payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent. Nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change it, modify it or discharge it, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. The failure of Lessee to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Lease, or to exercise any right herein conferred, in any one or more instances, shall not be construed as a waiver of the same or any other term, condition, undertaking, right or option.

ARTICLE 23.  QUIET ENJOYMENT

     Lessor covenants that Lessee, upon paying the Rent set forth in Article 4 and all other sums herein reserved as Rent and upon the due performance of all the terms, covenants, conditions and agreements herein contained on Lessee's part to be kept and performed, so long as Lessee is not in default hereof beyond any applicable notice and cure periods, Lessee shall have, hold and enjoy the Leased Premises free from molestation, eviction, or disturbance by Lessor, or by any other person or persons lawfully claiming the same, and that Lessor has good right to make this Lease for the full Term granted, including renewal periods.

ARTICLE 24.  BREACH - PAYMENT OF COSTS AND ATTORNEYS' FEES

     Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees, including but not limited to attorney's fees incurred at the trial level and in any appellate or bankruptcy proceeding, and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Lease or defending against an alleged breach, including the costs of reletting. Such costs, attorneys fees, and expenses if incurred by Lessor shall be considered as Rent as due and owing in addition to any Rent defined in Article 4 hereof.

ARTICLE 25.  ESTOPPEL CERTIFICATES

     Either party to this Lease will, at any time, upon not less than ten (10) business days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an executive officer of such party, certifying that: (a) this Lease is unmodified (or if modified then disclosure of such modification shall be made); (b) this Lease is in full force and effect; (c) the date to which the Rent and other charges have been paid; and (d) to the knowledge of the signer of such certificate that the other party is not in default in the performance of any covenant, agreement or condition contained in this Lease, or if a default does exist, specifying each such default of which the signer may have knowledge. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any assignee of such mortgagee or a purchaser of the leasehold estate.

ARTICLE 26.  FINANCIAL STATEMENTS

     During the Term of this Lease, Lessee will, within one hundred twenty (120) days after the end of Lessee's fiscal year, furnish Lessor with Lessee's financial statements (in SEC Form 10-K, if available). The financial statements shall be audited, at the Lessee's expense, by a nationally recognized independent certified public accounting firm reasonably acceptable to Lessor and shall be prepared in conformity with generally accepted accounting principles (GAAP). Lessee shall also provide Lessor with financial statements for the Leased Premises within 90 days after the end of each Lease Year. The financial statements for the Leased Premises do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial officer or other authorized officer of Lessee. Additionally, during the Term of the Lease, Lessee will within forty-five (45) days from the end of each quarter of each fiscal year, furnish Lessor with Lessee's
financial  statements  (in  SEC  Form  10-Q  if  available)   and
financial   statements of the Leased Premises for  such  quarter.
Lessor shall have the right to require such financial statements for the Lessee and the Leased Premises on a monthly basis after
the  occurrence  of  a  default in  any  Lease  Year.   Provided,
however, if Lessee shall not commit a default for twelve consecutive months, Lessor's right to require such monthly financial statements shall terminate until Lessee shall again commit a default in any given Lease Year. Said quarterly (or monthly, if required by Lessor) financial statements do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial
officer  or  other authorized officer of Lessee.   The  financial
statements shall conform to GAAP, and include a balance sheet and related statements of operations, statement of cash flows, statement of changes in shareholder's equity, and related notes to financial statements, if any.

ARTICLE 27.  MORTGAGE

     Lessee does hereby agree to make reasonable modifications of this Lease requested by any Mortgagee of record from time to time, provided such modifications are not substantial and do not increase any of the Rents or obligations of Lessee under this Lease or substantially modify any of the business elements of this Lease.

ARTICLE 28.  OPTION TO RENEW

     If this Lease is not previously canceled or terminated and so long as Lessee is not in default hereof beyond any applicable notice and cure periods, then Lessee shall have the option to renew this Lease upon the same conditions and covenants contained in this Lease for Two (2) consecutive periods of Five (5) years each (singularly "Renewal Term"). Rent during the Renewal Term shall increase each Lease Year by One Percent (1%) of the Rent payable for the preceding Lease Year.

     If exercised by Lessee, the first Renewal Term will commence on the day following the date the original Term expires and successive Renewal Terms, if exercised by Lessee, shall commence on the day following the last day of the then expiring Renewal Term. Except as otherwise provided in Article 15 hereof, Lessee must give ninety (90) days written notice to Lessor of its intent to exercise this option prior to the expiration of the original Term of this Lease or any Renewal Term, as the case may be.

ARTICLE 29.  MISCELLANEOUS PROVISIONS

     (A) All written notices shall be given to Lessor or Lessee by certified mail or nationally recognized overnight mail. Notices to either party shall be addressed to the person and address given on the first page hereof. Lessor and Lessee may, from time to time, change these addresses by notifying each other of this change in writing. Notices of overdue Rent may be sent to Lessee by regular, special delivery, or nationally recognized overnight mail.

     (B) The terms, conditions and covenants contained in this Lease and any riders and plans attached hereto shall bind and inure to the benefit of Lessor and Lessee and their respective successors, heirs, legal representatives, and assigns.

     (C) This Lease shall be governed by and construed under the laws of the State where the Leased Premises are situate.

     (D) In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

     (E) The Article captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, describe the scope, intent, and language of this Lease or its provisions.

     (F) In the event Lessee remains in possession of the Leased Premises herein leased after the expiration of this Lease and without the execution of a new lease and without Lessor's written permission, Lessee shall be deemed to be occupying said Leased Premises as a tenant from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the monthly installment of Rent shall be One Hundred Fifty percent (150%) the amount due on the last month prior to such expiration.

     (G) If any installment of Rent (whether lump sum, monthly installments, or any other monetary amounts required by this Lease to be paid by Lessee and deemed to constitute Rent hereunder) shall not be paid when due, or a third non-monetary default in any given twelve month period shall remain uncured after the expiration of any applicable cure period, Lessor shall have the right to charge Lessee a late charge of $250.00 per month for each month that any amount of Rent installment remains unpaid or non-monetary default shall go uncured after the first such occurrence in any 12 month period. Said late charge shall commence after such installment is due or non-monetary default goes uncured after the expiration of any applicable cure period and continue until said installment, interest and all accrued late charges are paid in full or such non-monetary default is cured.

     (H) Any part of the Leased Premises may be conveyed by Lessor for private or public non-exclusive easement purposes at any time, provided Lessor obtains Lessee's prior written consent, not to be unreasonably withheld or delayed. Such consent shall not be deemed to be unreasonably withheld in the event the proposed easement shall interfere with Lessee's access, visibility, or business operations. In such event Lessor shall, at its own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, all to be done without adjustments in Rent to be paid by Lessee. All proceeds from any conveyance of an easement shall belong solely to Lessor. In an effort to enhance Lessee's operations in the Leased Premises, Lessee may, from time to time, desire to allow a third party to encumber the Leased Premises with an easement, restrictive covenant or other title exception, or have an existing restriction or other title exception modified. Lessor covenants with Lessee that, upon written request by Lessee for Lessor's cooperation and/or action (e.g., execution of any such instrument) in connection with such matters, Lessor shall promptly accommodate such request, so long as such request is reasonable and will not unduly adversely affect Lessor's ability to lease, sell or finance the Leased Premises. In such event Lessee shall, at its own cost and expense, restore the remaining portion of the Leased Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, all to be done without adjustments in Rent to be paid by Lessee.

     (I) For the purpose of this Lease, the term "Rent" shall be defined as Base Rent and Percentage Rent under Article 4, and any other monetary amounts required by this Lease to be paid by Lessee.

     (J)   Lessee agrees to cooperate with Lessor to allow Lessor
to  obtain and use at Lessor's expense promotional photographs of
the   Leased  Premises,  to  the  extent  permitted  by  Lessee's franchisor or licensor.

ARTICLE 30.  REMEDIES

     NON-EXCLUSIVITY. Notwithstanding anything contained herein it is the intent of the parties that the rights and remedies contained herein shall not be exclusive but rather shall be cumulative along with all of the rights and remedies of the parties which they may have at law or equity. In the event of a breach by Lessor, Lessee shall be entitled to all remedies at law or equity, to be cumulatively enforced.

ARTICLE 31.  HAZARDOUS MATERIALS INDEMNITY

     Lessee covenants, represents and warrants to Lessor, its successors and assigns, (i) that it has not used or permitted and will not use or permit the Leased Premises to be used in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereafter enacted or rendered, and then only to the extent necessary to the operation of the Leased Premises as a restaurant, whether directly or through contractors, agents or tenants, and to the best of Lessee's knowledge and except as disclosed to Lessor in writing, the Leased Premises has not at any time been used for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances ("Hazardous Materials");
(ii) that to the best of Lessee's knowledge there have been no investigations or reports involving Lessee, or the Leased Premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that to the best of Lessee's knowledge the operation of the Leased Premises has not violated and is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that to the best of Lessee's knowledge the Leased Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and
(v) that the Leased Premises will not contain any formaldehyde, urea or asbestos, except as may have been disclosed in writing to Lessor by Lessee at the time of execution and delivery of this Lease. Lessee agrees to indemnify and reimburse Lessor, its successors and assigns, for:

     (a)  any breach of these representations and warranties, and

     (b) any loss, damage, expense or cost arising out of or incurred by Lessor which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, and

     (c) any and all liability of any kind whatsoever which Lessor may, for any cause and at any time, sustain or incur by reason of Hazardous Materials discovered on the Leased Premises during the Term hereof or placed or released on the Leased Premises by Lessee;

together with all attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Lessor arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Lessor, and any successors and assigns of Lessor and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the lesser of 15% or the highest rate of interest allowed by law and shall become immediately due and payable in full on demand of Lessor, its successors and assigns.

Notwithstanding any other provision of this Lease, Lessor shall and hereby does agree to indemnify, protect, defend and hold harmless Lessee, and its partners, directors, officers, employees, shareholders, agents, contractors, and each of their respective successors and assigns, from and against any and all costs, claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the term of this Lease as a result of or in connection with (a) the presence of any Hazardous Materials on the Leased Premises as the direct result of Lessor's activities on or in the Leased Premises; (b) any contamination by Lessor, or by its employees, agents, invitees, customers, licensees or contractors, of the Leased Premises, or the groundwaters thereof, and occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any toxic or hazardous chemicals, compounds, materials or substances, by Lessor, or by its employees, agents, invitees, customers, licensees or contractors; or (c) any discharge of toxic or hazardous sewage or waste materials from the Leased Premises into any septic facility or sanitary sewer system serving the Leased Premises, by Lessor or by its employees, agents, invitees, customers, licensees or contractors.

ARTICLE 32.  ESCROWS

     Upon the occurrence of a third default in any twelve month period by Lessee, or upon the request of Lessor's mortgagee, if any, Lessee shall deposit with Lessor on the first day of each and every month, an amount equal to one-twelfth (1/12th) of the estimated annual real estate taxes, assessments and insurance (if the insurance is to be purchased by Lessor) ("Charges") due on the Leased Premises, or such higher amounts reasonably determined by Lessor as necessary to accumulate such amounts to enable Lessor to pay all charges due and owing at least thirty (30) days prior to the date such amounts are due and payable. If Lessee is depositing into such escrow as a result of its third default in any given twelve month period, and Lessee shall not commit a default for a period of 24 months from the commencement of such escrowing, such escrow shall be discontinued unless renewed according to the terms hereof for the occurrence of a third default in any twelve month period, or upon the request of Lessor's mortgagee.

     From time to time out of such deposits Lessor will, upon the presentation to Lessor by Lessee of the bills therefor, pay the Charges or at Lessee's option, will upon presentation of receipted bills therefor, reimburse Lessee for such payments made by Lessee. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time or the prior payments shall be less than the currently estimated monthly amounts, then Lessee shall pay to Lessor on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Lease, Lessor may, at its option, without being required so to do, apply any Deposit on hand to cure the default, in such order and manner as Lessor may elect.

ARTICLE 33.  NET LEASE

     Notwithstanding anything contained herein to the contrary it is the intent of the parties hereto that this Lease shall be a net lease and that the Rent defined pursuant to Article 4 should be a net Rent paid to Lessor. Any and all other expenses including but not limited to, maintenance, repair, insurance, taxes, and assessments, shall be paid by Lessee.

ARTICLE 34.  DEVELOPMENT FINANCING AGREEMENT

     The parties hereto hereby acknowledge that the terms hereof are subject to and shall in the event of conflicts be controlled by that certain Development Financing Agreement of even date herewith (the "Development Financing Agreement"), until such Agreement is terminated in accordance with its terms.

ARTICLE 35.   RIGHT TO PURCHASE

Lessor, for itself, its successors and assigns, hereby gives and grants to Lessee a right of first refusal (the "Right of First
Refusal") to purchase the Leased Premises, subject to the following terms and conditions:

     (A)  DURATION OF RIGHT OF FIRST REFUSAL.  The Right of First
Refusal and all rights and privileges of Lessee hereunder shall be in force for the Term of this Lease until the expiration of Lessee's right to possession.

     (B) MANNER OF EXERCISING RIGHT OF FIRST REFUSAL. If Lessor ("Selling Lessor") shall desire to sell all or any portion of its interest in the Leased Premises (subject to the terms of this Lease), Selling Lessor shall give Lessee written notice of
Selling Lessor's intention to sell Selling Lessor's interest (partial or whole) in the Leased Premises. Such notice ("Lessor's Notice") shall give Selling Lessor's name and address and state a price at which Selling Lessor intends to sell and will sell a specified portion or all of its interest in the fee simple to the Leased Premises. If Lessee shall fail to exercise its Right of First Refusal as set forth herein, the terms of
Article 35(E) shall apply. For twenty (20) business days following the giving of such notice, Lessee shall have the option to purchase such portion of the fee interest of the Selling Lessor as set forth in Lessor's Notice at the price in cash stated in the Lessor's Notice. A written notice in substantially the following form, addressed to Selling Lessor and signed by Lessee and given, in accordance with the provisions of Article 29(A) hereof, within the period for exercising the Right of First Refusal, submitted with a bank cashier's check or money order payable to the order of Selling Lessor in the amount of $5,000.00 (the "Earnest Money") shall be an effective exercise of Lessee's Right of First Refusal, to wit:

                             (date)

"We hereby exercise the Right of First Refusal to purchase such portion of the fee interest of the Selling Lessor (as set forth in Lessor's Notice) in the property commonly known as Razzoo's, Austin, Texas, pursuant to the Right of First Refusal contained in that certain Net Lease Agreement between us pertaining to said Leased Premises."

      (C) TERMS OF SALE IF RIGHT OF FIRST REFUSAL EXERCISED. Upon Lessee's exercise of the Right of First Refusal in accordance with the provisions of subparagraph (B) hereof, Selling Lessor shall be obligated to sell and convey by recordable general warranty deed, good and indefeasible title to its interest in the Leased Premises (or such portion thereof as set forth in Lessor's Notice) subject only to the matters affecting title which were of record at the time Selling Lessor came into title to the Leased Premises and those matters which Lessee created, suffered or permitted to accrue during the Term hereof (except any mortgages, liens or other monetary encumbrances created by Lessor, which in all events Selling Lessor shall be required to have released of record), and Lessee shall be obligated to purchase such Lessor's interest upon the following terms and conditions:


          (i)   PRICE.   The  price  "Purchase  Price"  at  which
          Selling Lessor shall sell and Lessee shall purchase the Leased Premises shall be the price stated in Lessor's
          Notice.

          (ii) CLOSING. Closing shall be sixty (60) days after the expiration of the twenty days within which Lessee may exercise its Right of First Refusal, unless the parties mutually agree otherwise. The Purchase Price less credit for the Earnest Money and any other credits to which Lessee is entitled hereunder shall be tendered in cash or other certified funds by Lessee at Closing.

          (iii) EVIDENCE OF TITLE. Not less than ten (10) days after Lessee exercises its rights hereunder, Selling Lessor shall obtain a commitment for an ALTA owner's policy of title insurance dated within thirty
          (30) days of the closing date, issued by a nationally recognized title insurance company selected by Selling Lessor (the "Title Company") in the amount of the Purchase Price determined pursuant to subparagraph
          (C)(i) above, naming Lessee as the proposed insured, and covering the fee simple title to the Leased Premises, and showing Selling Lessor vested with good title to portion of the Leased Premises being sold, subject only to the matters affecting title which were of record at the time Selling Lessor came into title to the Leased Premises and those matters which Lessee created, suffered or permitted to accrue during the Term hereof (except any mortgages, liens or other monetary encumbrances created by Lessor, which in all events Selling Lessor shall be required to have released of record). Such title commitment shall be conclusive evidence of good title. If Lessee shall make objection to the marketability of title, Selling Lessor shall have no obligation to make title marketable, but in lieu thereof, may withdraw Lessor's notice of intent to market the Leased Premises.

          (iv) PRORATIONS. Selling Lessor shall pay the cost of the aforesaid title policy and any and all state and municipal taxes imposed by law on the transfer of the title to the Leased Premises, or the transaction pursuant to which such transfer occurs. Water, sewer and other utility charges, if any, which are not metered, driveway permit charges, if any, general real estate taxes, and other similar items, shall be adjusted ratably as of the Closing, except to the extent otherwise settled between the parties pursuant to other provisions of this Lease. A prorated portion of the Rent prepaid by Lessee for the month of closing shall be credited toward the Purchase Price and Lessee shall be given a credit for rent prepaid for any period after the month in which the Closing occurs. Otherwise, Lessee shall not receive a credit against the Purchase Price for Rent paid hereunder.

          (v) ESCROW CLOSING. At the election of Selling Lessor or Lessee upon notice to the other party not less than five (5) days prior to the Closing, this sale shall be closed through an escrow with the Title Company, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by said company, with such special provisions inserted in the escrow agreement as may be required to conform with this agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, paying of the purchase price and delivery of the deed shall be made through the escrow. The cost of the escrow shall be divided equally between the Selling Lessor and Lessee. If for any reason other than Lessee's default, the transaction fails to close, the Earnest Money shall be returned to Lessee forthwith.

          (vi) REMEDIES ON DEFAULT. If Lessee defaults under the provisions of this subparagraph 35(C), Selling Lessor shall have the right to annul the provisions of this paragraph 35 by giving Lessee notice of such election, provided that Selling Lessor has first notified Lessee of such default and Lessee has failed to cure the same within ten (10) days after such notice. Upon Selling Lessor's notice of annulment in accordance herewith, the Earnest Money shall be forfeited and paid to Selling Lessor as liquidated damages, which shall be Selling Lessor's sole and exclusive remedy. If Selling Lessor defaults under the provisions of this subparagraph 35(C) and fails to cure such default within ten (10) days after being notified of the same by Lessee, then in such event, (i) the Earnest Money at Lessee's election and immediately upon its demand shall be returned to Lessee, which return shall not, however, in any way release or absolve Selling Lessor from its obligations hereunder and (ii) Lessee shall be entitled to all remedies (both legal and equitable) the law (both statutory and decisional) of the state in which the Leased Premises are situated provides without first having to tender the balance of the purchase price as a condition precedent thereof and without having to make any election of such remedies.

      (D) EFFECT OF RIGHT OF FIRST REFUSAL ON LEASE. If the Right of First Refusal is exercised by Lessee and is exercisable in Lessor's Notice as to the entire fee simple, this Lease shall continue in full force and effect until the Closing hereinabove specified. If the Right of First Refusal is exercised only as to all of an undivided portion of the fee simple to the Leased Premises, the Lease shall remain in full force and effect without merger or termination of this Lease because of such purchase. If for any reason such Closing fails to occur, this Lease shall continue in full force and effect, except that if the provisions of this paragraph 35 are annulled by Selling Lessor, in accordance with subparagraph 35(C)(vi), by reason of a default by Lessee, this Lease shall continue but without the provisions of this paragraph 35 being a part hereof.

     (E) If Lessee fails to exercise its Right of First Refusal, Selling Lessor shall be free to sell all or any portion of its interest in the Leased Premises for six months following the expiration of the twenty days within which Lessee may exercise its Right of First Refusal, provided that the Selling Lessor giving such Lessor's Notice shall sell its interest (or a portion thereof) for a price equal to or greater than the price (or the pro-rata portion thereof if a portion of the Selling Lessor's interest  in  the Leased Premises is sold) set forth in  Lessor's
Notice.   This Right of First Refusal shall survive any  sale  of
the Leased Premises and shall apply to any subsequent sale or potential sale by Lessor or its successors and assigns.

ARTICLE 36. PARKING

     Lessee and its employees, customers and other invitees shall have the exclusive use of all driveways and parking spaces within the Leased Premises in accordance with all matters of public record as of the Occupancy Date or subsequently approved in writing by Lessee.

ARTICLE 37.  VISIBILITY AND ACCESS

     Lessor agrees that, except as set forth in the following sentence, during the Term, it will not construct or consent to the construction of any building, sign, tower or other structure or improvement, or plant any tree or other growing plant, or make any other change whatsoever in or on the Leased Premises, or add or change any restrictions or other rights, encumbrances (other than a mortgage and related loan documents in connection with Lessor's financing of the Leased Premises, with all obligations set forth in such mortgage and related loan documents being Lessor's only and not being assumed or otherwise passed through to Lessee) or appurtenances relating to the Leased Premises. In the event that Lessor violates the terms of this Article 37 and fails to cure such violation within thirty (30) days (or such longer period, not to exceed ninety [90] days, in the event such violation cannot be cured within the aforementioned 30-day period and Lessor commences such cure within the 30-day period and thereafter diligently pursues the same to completion) after its receipt of Lessee's written notice of such violation, in addition to all other available rights and remedies at law or in equity, including, without limitation, the right of Lessee to remove such item(s) at Lessor's cost, Lessee, at its option, may terminate this Lease upon written notice to the Lessor.

ARTICLE 38.  FORCE MAJEURE

     Lessor and Lessee shall be excused for the period of any delay in performance of any obligations hereunder when prevented from doing so by the wrongful or negligent acts or omissions of the other party or by causes beyond either party's control, which shall include all labor disputes, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, inability to obtain any material or service or acts of God. Notwithstanding the foregoing, nothing contained in this Article 38 shall excuse either party from paying in a timely fashion any payments due under the terms of this Lease.

ARTICLE 39.  BROKERS

     Lessee and Lessor represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease or the negotiation hereof, and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach of this representation.

ARTICLE 40.  LESSOR'S SUBORDINATION

     Within thirty (30) days after request from Lessee, Lessor shall execute a lien waiver required by Lessee's lender in connection with the installation in the Leased Premises of Lessee's personal property or trade fixtures pursuant to which Lessor waives any rights (contractual, statutory or otherwise) it may have with respect to such personal property or trade fixtures.

ARTICLE 41. COUNTERPART EXECUTION

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

ARTICLE 42.  LESSOR COMMUNICATIONS

      Until further written notice from Lessor: all notices, deliveries, and communications between Lessor and Lessee shall be delivered by Lessee to Fund XXII, on behalf of all entities comprising Lessor; Fund XXII shall communicate in the name of all three entities with Lessee and Lessee shall not be required to respond to, and shall not be bound by, any notice, delivery, or communication delivered by either of the other two entities comprising Lessor even if either of such entities purports to be communicating as Lessor.



     IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.


               LESSEE: Razzoo's, Inc.

               By: /s/ D Fricke
               Its:  Director of Finance & Acctng



     LESSOR:


               AEI Real Estate Fund XV Limited Partnership

               By:  AEI Fund Management 86-A, Inc.

               By:/s/ Robert P Johnson
                      Robert P. Johnson, President


               AEI Real Estate Fund XVII Limited Partnership

               By:  AEI Fund Management XVII, Inc.

               By: /s/ Robert P Johnson
                       Robert P. Johnson, President

               AEI Net Lease Income & Growth Fund XIX Limited Partnership

               By:  AEI Fund Management XIX, Inc.

               By:/s/ Robert P Johnson
                      Robert P. Johnson, President


               AEI Income & Growth Fund XXII Limited Partnership

               By:  AEI Fund Management XXI, Inc.

               By: /s/ Robert P Johnson
                       Robert P. Johnson, President








                              Exhibit A

Lot 4, Alegre Park, Travis County, Texas, according to the map of plat thereof, recorded under Document No. 199900294 of the Official Public Records of Travis County, Texas.